EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                      State of
                                                                                                  Incorporation or
                                                                               Percent of          Organization of
        Parent                                   Subsidiary                    Ownership         Parent/Subsidiary
        ------                                   ----------                    ---------         -----------------

Hudson River Bancorp, Inc.                 Hudson River Bank & Trust             100%               Delaware
                                           Company

Hudson River Bancorp, Inc.                 C. W. Bostwick, Inc.                  61.3%              Delaware

Hudson River Bank & Trust Company          Hudson City Associates, Inc.          100%               New York

Hudson River Bank & Trust Company          Hudson River Mortgage                 100%               New York
                                           Corporation

Hudson River Bank & Trust Company          Hudson River Funding Corp.            99.9%              New York

Hudson River Bank & Trust Company          Hudson City Centre, Inc.              100%               New York

Hudson River Bank & Trust Company          SSLA Services Corp.                   100%               New York
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